Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES THIRD QUARTER 2008 RESULTS

Board of Directors Authorizes $100 Million Increase to Stock Repurchase Program

Westlake Village, CA – October 29, 2008 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the third quarter ended September 30, 2008. Revenue and adjusted-EBITDA1 were within their respective previously-issued guidance ranges.

“We stated in mid-July that increasing economic uncertainty would impact the second half of the year, and our third quarter results were in-line with this revised outlook,” said Tom Vadnais, chief executive officer of ValueClick. “While the industry’s growth outlook for the rest of the year is more cautious, we have the experience and management team depth to continue to drive strong margins and free cash flow in this challenging market.”

Third Quarter 2008 Financial Results
Revenue for the third quarter of 2008 was $152.9 million compared to $156.9 million for the third quarter of 2007. Weakness in the Comparison Shopping and Search segment was offset by better than expected performance by the display advertising business within the Media segment. The Company’s Affiliate Marketing and Technology segments performed in-line with expectations for the third quarter of 2008.

Adjusted-EBITDA for the third quarter of 2008 was $38.4 million compared to $40.1 million for the third quarter of 2007. Third quarter 2008 adjusted-EBITDA margin was 25.1 percent, compared to 25.5 percent in the prior year period.

GAAP net income for the third quarter of 2008 was $2.0 million, or $0.02 per diluted common share, compared to $16.8 million, or $0.17 per diluted common share, for the third quarter of 2007. Third quarter 2008 net income per diluted common share was impacted by two items not included in the Company’s previously-issued guidance: a stock option tender offer; and certain discrete tax adjustments. Excluding these two items, which are described in detail below, third quarter 2008 net income per diluted common share would have been $0.15.

The consolidated balance sheet as of September 30, 2008 includes $119 million in cash, cash equivalents and marketable securities, $622 million in total stockholders’ equity and no long-term debt. In the quarter, the Company generated $32.0 million in cash from operations and invested $2.0 million in capital expenditures. Year to date through September 30, 2008, the Company generated $98.3 million in cash from operations and invested $6.6 million in capital expenditures.

Stock Option Tender Offer Completed in Third Quarter
On September 24, 2008, the Company completed a tender offer to purchase up to 4.9 million stock options with exercise prices ranging from $25.66 to $29.73 per share issued by the Company in 2007 to certain employees, officers and directors. The Company repurchased 4.8 million of these stock options for an aggregate cash payment $4.8 million in the third quarter of 2008. The completed option tender offer triggered the acceleration of stock-based compensation resulting in an additional charge of $33.8 million in the third quarter of 2008.

Income Tax Adjustments
The Company recorded an income tax benefit in the third quarter of 2008 of $9.1 million related to discrete income tax adjustments, primarily as a result of the expiration of certain statutes of limitations during the third quarter of 2008.

Stock Repurchase Program Update
Today, ValueClick announced that its board of directors has authorized a $100 million increase in the Company’s Stock Repurchase Program. As of today, up to $106.1 million of ValueClick’s capital may be used to repurchase shares of the Company’s common stock under the Stock Repurchase Program. Year-to-date through October 29, the Company has repurchased approximately 12.0 million shares for $150.2 million, including 8.8 million shares repurchased for $95.4 million during the third quarter of 2008.

Divestiture of Two Non-Core Assets
On October 20, 2008, the Company announced that it had sold two non-core assets in order to focus on its core competency of providing online marketing products and services. The divestitures included the AdVault advertising agency management software suite, and the ink-jet e-commerce business. AdVault was included in the Company’s Technology business segment, while the e-commerce business was included in the Media business segment. ValueClick retains the separate Mediaplex online advertising technology solutions marketed under the MOJO brand, which is unrelated to the AdVault suite and is a key part of the Company’s core online marketing services portfolio.

These divested businesses in aggregate represented less than four percent of ValueClick’s consolidated revenue and an immaterial portion of the Company’s total operating income for the first nine months of 2008. The aggregate gross proceeds from these divestitures of approximately $18 million and the related net gain will be recorded in the Company’s fourth quarter 2008 results.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

Based on its third quarter results and outlook for the remainder of the year, ValueClick is updating its fiscal year 2008 guidance ranges, issued previously on July 31, 2008. The Company is also issuing guidance for the fourth quarter of 2008.

The updated guidance also reflects the Company’s divestiture of two non-core assets, which previously were expected to contribute $5 million in aggregate revenue in the fourth quarter of 2008. Fourth quarter 2008 revenue expectations have also been negatively impacted by approximately $6 million relative to previous guidance due to foreign currency exchange movements. Guidance is as follows:

	Fiscal Year 2008	Fourth Qtr. 2008
Revenue	$633-$638 million	$140-$145 million
Adjusted-EBITDA	$161-$164 million	$33-$36 million
Adjusted-EBITDA Margin at Mid-Point of Guidance Ranges	25.6%	24.2%
GAAP diluted net income per common share	$0.55-$0.56	$0.15-$0.16

Fiscal year 2008 GAAP diluted net income per common share guidance includes the impact of approximately $0.36 per diluted common share for stock-based compensation. Fourth quarter 2008 guidance for GAAP diluted net income per common share includes a reduction of $0.02 per diluted common share for stock-based compensation and assumes a 43 percent net effective income tax rate.

Fiscal year and fourth quarter 2008 guidance for GAAP diluted net income per common share does not include the net gain on sale from the divested businesses, which the Company expects to record as discontinued operations in its fourth quarter 2008 financial statements.

Conference Call Today at 4:30 p.m. ET
Tom Vadnais, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the second quarter during a conference call and webcast on October 29, 2008 at 4:30PM ET. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com). The live Webcast of the conference call will be available on the Investor Relations section of www.valueclick.com. A replay of the conference call will be available through November 5 at (888) 203-1112 and (719) 457-0820 (pass code: 7487512). An archive of the Webcast will also be available through November 5.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 29, 2008; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,		December 31,
	2008		2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$86,718		$82,767
Marketable securities		2,151		170,691
Accounts receivable, net		102,927		126,605
Other current assets		26,990		18,785

Total current assets		218,786		398,848
Marketable securities, less current portion		30,350		34,059
Property and equipment, net		18,123		19,357
Goodwill		438,057		439,532
Intangible assets, net		89,387		112,979
Other assets		5,711		6,247

TOTAL ASSETS	$	800,414	$	1,011,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$	105,085		$219,199
Non-current liabilities		73,070		81,890

Total liabilities		178,155		301,089
Total stockholders’ equity		622,259		709,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$	800,414	$	1,011,022

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended September 30,
	(Unaudited)
	(Note 1)
	2008	2007

Revenue	$152,900	$156,892
Cost of revenue	53,718	50,450

Gross profit	99,182	106,442
Operating expenses:
Sales and marketing (Note 2)	51,160	46,390
General and administrative (Note 2)	39,435	18,275
Technology (Note 2)	12,375	8,724
Amortization of intangible assets acquired in business combinations	7,139	6,726

Total operating expenses	110,109	80,115

Income (loss) from operations	(10,927)	26,327
Interest income and other, net	(366)	2,943

Income (loss) before income taxes	(11,293)	29,270
Income tax expense (benefit)	(13,292)	12,439

Net income	$1,999	$16,831

Basic net income per common share	$0.02	$0.17

Weighted-average shares used to compute basic net income per common share	89,571	99,138

Diluted net income per common share	$0.02	$0.17

Weighted-average shares used to compute diluted net income per common share	89,957	100,174

Note 1 – The condensed consolidated statements of operations include the results of MeziMedia from the acquisition consummation date (July 30, 2007). Had this transaction been completed as of January 1, 2007, on an unaudited pro forma basis, revenue would have been $165.1 million, and net income would have been $17.7 million, or $0.18 per diluted common share, for the three-month period ended September 30, 2007. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2007, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows:

	Three-month Period
	Ended September 30,
	(Unaudited)
	2008	2007
Sales and marketing	$12,957	$1,200
General and administrative	23,192	2,791
Technology	3,497	603

Total stock-based compensation	$39,646	$4,594

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine-month Period
	Ended September 30,
	(Unaudited)
	(Note 1)
	2008	2007

Revenue	$492,765	$462,492
Cost of revenue	160,533	146,554

Gross profit	332,232	315,938
Operating expenses:
Sales and marketing (Note 2)	148,958	137,036
General and administrative (Note 2)	81,311	53,016
Technology (Note 2)	32,502	26,386
Amortization of intangible assets acquired in business combinations	22,678	17,967

Total operating expenses	285,449	234,405

Income from operations	46,783	81,533
Interest income and other, net	4,098	9,257

Income before income taxes	50,881	90,790
Income tax expense	13,226	37,697

Net income	$37,655	$53,093

Basic net income per common share	$0.40	$0.53

Weighted-average shares used to compute basic net income per common share	94,202	99,577

Diluted net income per common share	$0.40	$0.53

Weighted-average shares used to compute diluted net income per common share	94,864	100,941

Note 1 – The condensed consolidated statements of operations include the results of MeziMedia from the acquisition consummation date (July 30, 2007). Had this transaction been completed as of January 1, 2007, on an unaudited pro forma basis, revenue would have been $507.3 million, and net income would have been $56.5 million, or $0.56 per diluted common share, for the nine-month period ended September 30, 2007. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2007, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows:

	Nine-month Period
	Ended September 30,
	(Unaudited)
	2008	2007
Sales and marketing	$16,355	$3,524
General and administrative	29,595	7,856
Technology	4,813	1,772

Total stock-based compensation	$50,763	$13,152

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended September 30,
	(Unaudited)
	2008	2007
Net income	$1,999	$16,831
Interest income and other, net	366	(2,943)
Provision (benefit) for income taxes	(13,292)	12,439
Amortization of intangible assets acquired in business combinations	7,139	6,726
Depreciation and leasehold amortization	2,559	2,425
Stock-based compensation	39,646	4,594

Adjusted-EBITDA	$38,417	$40,072

	Nine-month Period
	Ended September 30,
	(Unaudited)
	2008	2007
Net income	$37,655	$53,093
Interest income and other, net	(4,098)	(9,257)
Provision for income taxes	13,226	37,697
Amortization of intangible assets acquired in business combinations	22,678	17,967
Depreciation and leasehold amortization	7,685	7,202
Stock-based compensation	50,763	13,152

Adjusted-EBITDA	$127,909	$119,854

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
RECONCILIATION OF GAAP NET INCOME PER DILUTED COMMON SHARE TO PRO FORMA NET INCOME PER DILUTED
COMMON SHARE (Note 1)
(In thousands)

Three-month Period
Ended September 30,
2008
GAAP net income	$1,999
Stock-based compensation related to tender offer:
Gross impact	33,796
Tax impact	(13,518)
Tax benefit from discrete tax adjustments	(9,118)

Pro forma net income	13,159

Pro forma diluted net income per common share	$0.15

Weighted-average shares used to compute diluted net income per common share	89,957

Note 1 – “Pro forma net income per diluted common share” (GAAP net income per diluted common share before the impact of accelerated stock-based compensation associated with the Company’s recently-completed stock option tender offer and before the impact of significant discrete tax adjustments) included in this press release is a non-GAAP financial measure.

Pro forma net income per diluted common share, as defined above, may not be similar to pro forma net income per diluted common share measures used by other companies and is not a measurement under GAAP. Management believes that pro forma net income per diluted common share provides useful information to investors about the Company’s performance because it eliminates the effects of non-recurring items which are not directly attributable to the underlying performance of the Company’s business operations. Management uses pro forma net income per diluted common share in evaluating the overall performance of the Company’s business operations.

Though management finds pro forma net income per diluted common share useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses pro forma net income per diluted common share in conjunction with GAAP earnings and earnings per common share measures. The Company believes that pro forma net income per diluted common share provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.

SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period Ended September 30,		Nine-month Period Ended
	(Unaudited)		September 30,
			(Unaudited)
	2008	2007	2008	2007
Media:
Revenue	$78,735	$85,602	$237,407	$294,961
Cost of revenue	37,065	35,130	108,075	113,547

Gross profit	41,670	50,472	129,332	181,414
Operating expenses	22,785	33,269	76,081	114,437

Segment income from operations	$18,885	$17,203	$53,251	$66,977

Comparison Shopping and Search:
Revenue	$36,580	$35,703	$139,091	$62,305
Cost of revenue	10,484	11,363	36,071	20,993

Gross profit	26,096	24,340	103,020	41,312
Operating expenses	18,760	16,129	69,989	29,763

Segment income from operations	$7,336	$8,211	$33,031	$11,549

Affiliate Marketing:
Revenue	$29,315	$27,836	$90,342	$83,064
Cost of revenue	5,081	3,115	13,807	9,301

Gross profit	24,234	24,721	76,535	73,763
Operating expenses	11,031	10,208	33,151	29,151

Segment income from operations	$13,203	$14,513	$43,384	$44,612

Technology:
Revenue	$8,998	$8,215	$28,346	$23,453
Cost of revenue	1,682	1,393	4,604	4,279

Gross profit	7,316	6,822	23,742	19,174
Operating expenses	4,032	3,388	12,194	10,237

Segment income from operations	$3,284	$3,434	$11,548	$8,937

Total segment income from operations	$42,708	$43,361	$141,214	$132,075
Corporate expenses	(6,850)	(5,714)	(20,990)	(19,423)
Stock-based compensation	(39,646)	(4,594)	(50,763)	(13,152)
Amortization of intangible assets	(7,139)	(6,726)	(22,678)	(17,967)

Consolidated income (loss) from operations	$(10,927)	$26,327	$46,783	$81,533

Reconciliation of segment revenue to consolidated revenue:
Media	$78,735	$85,602	$237,407	$294,961
Comparison Shopping and Search	36,580	35,703	139,091	62,305
Affiliate Marketing	29,315	27,836	90,342	83,064
Technology	8,998	8,215	28,346	23,453
Inter-segment eliminations	(728)	(464)	(2,421)	(1,291)

Consolidated revenue	$152,900	$156,892	$492,765	$462,492